As filed,  via EDGAR,  with the Securities  and Exchange  Commission on July 20,
1999.

                              SCHEDULE 14A
                             (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934


Filed by the registrant [_]

Filed by a party other than the registrant [X]

Check the appropriate box:

[_]  Preliminary proxy statement

[_]  Confidential, for use of the Commission Only (as permitted by Rule
     14a-6(e)(2)

[_]  Definitive Proxy statement

[_]  Definitive additional materials

[X]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  DESIGNS, INC.
                (Name of Registrant as Specified in its Charter)

                            JEWELCOR MANAGEMENT, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
     11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:


FOR IMMEDIATE RELEASE                    CONTACT:  JACQUELINE QUIGLEY
                                                   (561) 447-4713


                           JEWELCOR MANAGEMENT, INC.
                         TO COMMENCE PROXY SOLICITATION
                              FOR ANNUAL MEETING OF
                                  DESIGNS, INC.


     WILKES BARRE, PENNSYLVANIA, July 20, 1999 -- Jewelcor Management, Inc. ("JMI") announced today that it had filed with the Securities and Exchange Commission a preliminary proxy statement relating to a contemplated solicitation by JMI of proxies in connection with the upcoming annual meeting of stockholders of Designs, Inc. (NASDAQ: DESI). JMI intends to solicit proxies to elect a new slate of directors, in opposition to DESI's current Board, and to adopt a shareholder proposal recommending termination of DESI's "poison pill" or Shareholder Rights Agreement. The annual meeting is currently scheduled to be held on September 13, 1999. JMI owns 1,570,200 shares, or approximately 9.9%, of DESI's outstanding Common Stock. Material filed with the Securities and Exchange Commission is available through the Commission's website at http://www.sec.gov.

                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

     The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in JMI's solicitation with respect to the Designs, Inc. annual meeting. JMI, a Nevada corporation, is a wholly owned subsidiary of Jewelcor, Inc., a Pennsylvania corporation which is a wholly owned subsidiary of S. H. Holdings, Inc., a Delaware corporation. Seymour Holtzman and Evelyn Holtzman, husband and wife, own, as tenants by the entirety, a controlling interest of S. H. Holdings, Inc. The individuals named as nominees in JMI's preliminary proxy material are Seymour Holtzman, Joseph Pennacchio, John J. Schultz, Peter R. McMullin, Jeremiah P. Murphy, Jr. and Robert L. Patron. As noted, JMI owns 1,570,200 shares of Designs, Inc. Common Stock. None of the named individuals otherwise owns any such Common Stock.

     JMI has retained D.F. King & Co., Inc. to act as its proxy solicitation firm in connection with DESI's annual meeting of shareholders.